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                                                                   EXHIBIT 4.4

                                     FORM OF

                           ACACIA RESEARCH CORPORATION

                             OPTION AWARD AGREEMENT

               THIS AGREEMENT, dated and effective as of December 2, 1998, between Acacia Research Corporation, a California corporation (the "Company"), and Michael Cunniff (the "Recipient").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a resolution adopted by the Compensation Committee of the Board of Directors of the Company (the "Board") in November 1998 (the "Resolution"), the Company has granted to the Recipient, effective as of December 2, 1998 (the "Award Date"), a nonqualified stock option to purchase all or any part of 12,000 authorized but unissued or treasury shares of common stock, no par value per share ("Common Stock"), of the Company upon the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                    GRANT OF OPTION. This Agreement evidences the Company's grant to the Recipient of the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of 12,000 shares of Common Stock at the price of $4.6875 per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the thirty-six (36) month anniversary of the Award Date (the "Expiration Date").

                    EXERCISABILITY OF OPTION. The Option shall vest in installments for a number of shares (subject to adjustment pursuant to Section 5 of this Agreement) as follows:

                    Date of Vesting                   Number of Shares (subject
                        of Option                     to adjustment) as to
                        Installment                   which Option vests

                    December 2, 1998                    1,000

                    each monthly anniversary
                       thereafter, on the 1st of each
                       month for a period of 11 months
                       until November 2, 1999           1,000

                    To the extent the Recipient does not in any year purchase all or any part of the shares to which the Recipient is entitled, the Recipient has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 1,000 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

                    METHOD OF EXERCISE OF OPTION. The Option shall be exercisable by the delivery to the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment of the aggregate purchase price for the shares to be

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purchased, which payment may be made in whole or in part by the delivery of cash, electronic funds transfer or check;

                    EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void on a date three months following such date as the Recipient ceases to be employed by the Company (or a subsidiary of the Company) or dies, to the extent the Option was exercisable at the date of such termination or death; provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date.

                    ADJUSTMENTS. If the outstanding shares of Common Stock are
(i) increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, or the like, or (ii) exchanged for or converted into cash, property or a different number or kind of securities as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, then, subject to the terms of such transaction and the right of the Board to terminate the Option pursuant to Section 6 of this Agreement, the Board shall make equitable, appropriate and proportionate adjustments in the number and type of shares that may be acquired pursuant to the Option, and such other terms as necessarily are affected by such event.

                    TERMINATION OF OPTION UNDER CERTAIN EVENTS. The Board retains the right to terminate the Option to the extent not previously exercised upon an event or transaction in which the Company does not survive; provided, that the Company shall have given to the Recipient at least five days notice of any such termination of the Option, and the Recipient shall have had the right prior to or simultaneously with the consummation of such event or other transaction to exercise the Option as to all or any part of the shares of Common Stock subject to this Agreement.

                    NON-TRANSFERABILITY OF OPTION. The Option and any other rights of the Recipient under this Agreement are nontransferable by the Recipient other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and the Option is exercisable only by the Recipient (or such permitted transferee). The designation of a beneficiary in the case of the Recipient's death consistent with applicable law and the terms of this Agreement shall not constitute a transfer.

                    TAX WITHHOLDING. Upon any exercise of the Option, the Company shall have the right at its option to require the Recipient (or his or her heirs, personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to such transaction. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Recipient may elect to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

                    COMPLIANCE WITH LAWS. This Agreement, the vesting of the Option under this Agreement and the issuance and delivery of shares of Common Stock and/or the payment of the purchase price under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Agreement shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

                    GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by, and construed in accordance with the laws of the state of California. If any provision shall be held by a

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court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Agreement shall continue in effect.

                    NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 12 South Raymond Avenue, Pasadena, California 91105, to the attention of Kathryn King-Van Wie and to the Recipient at the address given beneath the Recipient's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Recipient has hereunto set his or her hand.

                                                ACACIA RESEARCH CORPORATION

                                                By:
                                                   ------------------------

                                                Title:
                                                      ---------------------

                                                RECIPIENT

                                                ---------------------------

                                                Name:
                                                     ----------------------

                                                --------------------------
                                                (Address)

                                                --------------------------
                                                (City, State, Zip)





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                                CONSENT OF SPOUSE

                      In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by Acacia Research Corporation and Michael Cunniff ("Recipient"), I, ____________________________, the spouse of Recipient, do hereby join with my spouse in executing the foregoing Option Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

      DATED:                         , 1998
              -----------------------             --------------------------

                                                         Signature of Spouse

                                                  --------------------------
                                                          (Print Name)



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